EXHIBIT 99.1

SUBSCRIPTION AGREEMENT

Alberta Exploration Company
15 Applebrook Circle SE
Calgary, Alberta
Canada T2A 7S5

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing ________________ shares of Common Stock of Alberta Exploration Company (the "Company") at a price of $0.10 per Share (the "Subscription Price")

Purchaser hereby confirms the subscription for and purchase of said number of Shares and hereby agrees to pay herewith the Subscription Price for such Shares.

Purchaser further confirms that Sergei Stetsenko solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Mr. Stetsenko.

MAKE CHECK PAYABLE TO: Alberta Exploration Company

Executed this _____ day of ________________, _______, at _____________________ (Street Address), ___________________ (City), _________________ (State) ________ (Zip/Postal Code).

___________________________________
Signature of Purchaser

___________________________________
Printed Name of Purchaser

___________________________________
Social Security Number/
Tax I.D.

Number of Shares Purchased	Total Subscription Price
__________________________	__________________________

Form of Payment:	Cash ____________	Check# ____________	Other ____________

ACCEPTED THIS _____ DAY OF ________________, _______.

Alberta Exploration Company
BY: _________________________________

Title: _______________________________